UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
April 24, 2007
Date of Report (Date of earliest event reported)
PAC-WEST TELECOMM, INC.
(Exact name of registrant as specified in its charter)

California	000-27743	68-0383568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4210 Coronado Avenue
Stockton, California		95204
(Address of principal executive offices)		(Zip Code)
(209) 926-3300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information provided pursuant to Item 1.03 of this Current Report on Form 8-K regarding the DIP Financing Agreement (as such term is defined below) is incorporated into this Item 1.01 by reference.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On April 30, 2007, Pac-West Telcomm, Inc. (the “Company”) and Wallace W. Griffin agreed to terminate early that certain Separation Agreement, dated as of October 22, 2003, by and between the Company and Mr. Griffin (the “Separation Agreement”), as extended by the Extension of Agreement, dated as of October 25, 2006, by and between the Company and Mr. Griffin (the “Extension” and together with the Separation Agreement, the “Agreement”). The Agreement was terminated in connection with Mr. Griffin’s appointment as the Company’s President and Chief Executive Officer, as described below under Item 5.02.

ITEM 1.03	BANKRUPTCY OR RECEIVERSHIP.

On April 30, 2007, Pac-West Telecomm, Inc., a California corporation (the “Company”), and its domestic subsidiaries (collectively, the “Debtors”), filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) (Proposed Lead Case No. 07-10562 (collectively, the “Cases”). A copy of the press release, dated April 30, 2007, announcing the bankruptcy filing is attached to this report as Exhibit 99.1 and incorporated by reference herein.

The Debtors continue to operate their business as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

In connection with the filing of the Cases, the Debtors have reached agreement, subject to approval of the Bankruptcy Court, to enter into a debtor-in-possession financing (the “DIP Financing Agreement”) with Pac-West Funding Company LLC (the “Lender”). The DIP Financing Agreement provides for up $18.5 million in revolving loans (the “DIP Financing”).

All loans under the DIP Financing Agreement are to be repaid in full at the earliest to occur of (i) the date which is six months following the closing date (which six (6) month term may be extended with the consent of the Lender), (ii) the effective date of a plan of reorganization in the Cases which is confirmed by an order of the Bankruptcy Court, and (iii) upon the occurrence of an “event of default” under the DIP Financing Agreement or any of the documents, instruments and agreements entered into in connection with the DIP Financing Agreement. Any amounts borrowed under the DIP Financing Agreement will accrue interest at rate of 13% per annum in arrears and be paid in kind.

Borrowings under the DIP Financing Agreement will be used for payment of certain adequate assurance payments, as well as administrative costs of the Cases including professionals’ fees, transaction costs, fees and expenses incurred in connection with the DIP Financing Agreement, certain prepetition expenses as approved by the Bankruptcy Court, and to provide working capital and for other general corporate purposes. In addition, it is anticipated that upon entry of a final order by the Bankruptcy Court approving the DIP Financing, borrowings under the DIP Financing Agreement will be used to repay outstanding amounts under the Company’s existing senior secured credit facility with the Lender (the “Senior Secured Credit Facility”).

Obligations under the DIP Financing Agreement are secured by a lien on substantially all assets of the Debtors (which lien, subject to certain permitted exceptions, will have first priority with respect to the Debtors’ assets) and by a superpriority administrative expense claim in each of the Cases.

The DIP Financing Agreement contains various representations, warranties, and covenants by the Debtors that are customary for transactions of this nature, including (without limitation) reporting requirements and maintenance of financial covenants.

The Debtors’ obligations under the DIP Financing Agreement may be accelerated following the occurrence of an event of default, including (without limitation) any breach by the Debtors of any of the representations, warranties, or covenants made in the DIP Financing Agreement or the conversion of any of the Cases to a case under Chapter 7 of the Bankruptcy Code or the appointment of a trustee pursuant to Chapter 11 of the Bankruptcy Code.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT.

The information provided pursuant to Item 1.03 of this Current Report on Form 8-K regarding the DIP Financing Agreement is incorporated into this Item 2.03 by reference.

ITEM 2.04	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

Under the terms of the Company’s Senior Secured Credit Facility, the filing of the Cases created an event of default. Upon the filing of the Cases, the lenders’ obligation to loan additional money to the Company under the Senior Secured Credit Facility terminated, and the outstanding amounts under all loans and other obligations became immediately due and payable. The current amount of principal outstanding and accrued and unpaid interest under the Senior Secured Credit Facility is about $10.5 million.

The filing of the Cases also created an event of default under the Company’s 13 1/2% Senior Notes due 2009 and 13 1/2% Senior Priority Notes due 2009. Under the terms of these notes, the entire principal and interest became immediately due and payable without any action on the part of the trustee or the note holders as a result of the filing of the Cases. The current amount of principal outstanding, and accrued and unpaid interest under these two classes of notes is about $39.1 million.

Finally, the filing of the Cases also created an event of default under the Company’s amended and restated term loan and security agreement with Merrill Lynch Capital. Under the terms of this agreement, the entire principal and interest became immediately due and payable without any action on the part of Merrill Lynch Capital as a result of the filing of the Cases. The current amount of principal outstanding, and accrued and unpaid interest under this agreement is about $5.3 million.

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On April 30, 2007, prior to the filing of the Cases, the Company reduced its workforce by an aggregate of approximately 94 employees (approximately 48% of the Company’s aggregate workforce). Although estimates are subject to change as additional information becomes available, the Company does not currently expect to incur any expenses in addition to expenses previously incurred in respect of accrued salary, vacation and holiday pay expenses of approximately $0.8 million associated with employees terminated as part of the reduction in its workforce.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On April 24, 2007, each of Stanley P. Hanks, James F. Hensel, Kenneth D. Peterson, Jr., Richard A. Roman and Henry R. Carabelli resigned as members of the board of directors of the Company. The Company does not believe Messrs. Hanks, Hensel, Peterson, Roman and Carabelli had a disagreement with the Company concerning the Company’s operations, policies or practices.

On April 24, 2007, the Company appointed Michael Katzenstein as Chief Restructuring Officer. Mr. Katzenstein is a principal of CXO, L.L.C. (“CXO”). His services are being provided to the Company pursuant to a Retention Letter, dated April 14, 2007, between the Company and CXO, L.L.C. (the “Retention Letter”). Under the terms of the Retention Letter, CXO is providing Mr. Katzenstein and such additional CXO professionals as CXO and the Company determine are necessary to assist the Company in connection with its reorganization.

Mr. Katzenstein, is a founding Principal of CXO, a restructuring, crisis and turnaround management firm with national and international experience and practice concentrations that include telecom, technology and media, since 2001. Mr. Katzenstein has held numerous interim and longer-term executive and operations role at other CXO clients, including companies in the domestic and international telecommunications industries as a result of CXO assignments. Prior to forming CXO, Mr. Katzenstein served as President and CEO of OpTel, Inc., an integrated telecommunications provider from 1999 and led that company through a Chapter 11 restructuring. Mr. Katzenstein began his career as a corporate attorney at the New York City predecessor to Cooley Godward Kronish LLP and was elected to partnership in 1993. In 1995 Mr. Katzenstein left private law practice and became Vice President, Secretary and General Counsel of OpTel. Mr. Katzenstein serves on the board of directors of RCN Corporation, an integrated telecommunications provider, and on boards of two privately held CXO clients. Mr Katzenstein has also served on boards of various not-for- profit entities. Mr. Katzenstein is a graduate of the State University of New York at Binghamton and Boston University School of Law.

In addition, the following officers were appointed by Pac-West, with effect on April 30, 2007:

Wallace W. Griffin, President and Chief Executive Officer. Mr. Griffin was appointed President, CEO, and a Director of the Company in September 1998 when an investor group he was part of purchased and recapitalized the Company. He served in that position until June 2003 at which time he assumed the role of non-executive Chairman. Prior to joining Pac-West, Mr. Griffin served as a Group President for a number of Jones International companies from 1994 to 1997, including Jones Lightwave, Ltd., a competitive local exchange carrier, and Jones Education Company, a leader in using technology to deliver education. Concurrently, he was co-owner of a consulting and business development company, Griffin Enterprises, Inc. From 1987 through 1992, he served as the President and CEO of U S West Marketing Resources Group, where he managed the $1 billion publishing, media software and advertising services division.

Chad Coben, Interim Chief Financial Officer. Mr. Coben is a Senior Director of CXO and is a seasoned financial and operations executive with experience concentrations in telecommunications and media and past responsibilities for strategic development, capital markets transactions, mergers and acquisitions and business operations in communications related businesses. Mr. Coben is the founder and CEO of InforMed Healthcare Media, LLC, a publisher of business information resources for the healthcare services industry, and has served in various finance capacities for Novo Networks, Inc., a facilities-based telecommunications services provider, AMFM, Inc., and Marcus Cable. At Novo, in addition to his operating responsibilities, Mr Coben helped effect the company’s restructuring through a series of bankruptcies of the operating subsidiaries. Mr. Coben joined Marcus Cable in 1996 from Bank of America’s (formerly NationsBank) Media and Communications Finance Group, where he structured and arranged financing and provided other advisory related services to telecommunications and media market clients for seven years. Mr. Coben received his Bachelor of Arts in Economics at the University of Texas at Austin and his Masters in Business Administration from the Cox School of Business at Southern Methodist University.

Shawn O’Donnell, Interim Chief Operating Officer. Mr. O’Donnell is a Senior Director of CXO. He has 21 years of telecom experience, starting with Potomac Edison in 1986. After leaving Potomac Edison, he joined MCI in 1988, advancing through various management positions in provisioning, engineering, planning, and construction operations. After a successful career of more than 11 years at MCI, he became Executive VP — Network Services and Systems at PathNet Telecommunications in 1999, a start-up telecommunications company developing an IP centric next generation network supporting local, long distance and Internet services. Mr. O’Donnell joined CTA, a technology industry financial and operational advisor, in early 2003, where he was responsible for leading the teams advising the creditors in telecom and technology restructurings. In 2005 Mr. O’Donnell became Chief Operating Officer of CTA, and held that position through the end of 2006. After CTA, Mr. O’Donnell joined CXO in early 2007 in his current capacity. Mr. O’Donnell is a Director of Shared Technologies, Inc.. Mr. O’Donnell received his BSEE degree from Pennsylvania State University and his MSEE from Virginia Polytechnic and State University.

Messrs. Griffin, Coben and O’Donnell replaced Pac-West’s prior President and Chief Executive Officer, Chief Financial Officer and Chief Operating Officer.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits
99.1 Press Release dated April 30, 2007
Forward Looking Statements
In this report, our use of the words “outlook,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “likely,” “objective,” “plan,” “designed,” “goal,” “target,” and similar expressions is intended to identify forward-looking statements. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, actual results may differ materially due to numerous important risk factors, including risk factors described in our Annual Report on Form 10-K for the period ended December 31, 2005, as filed with the SEC on March 29, 2006, as revised and supplemented by the risk factors described in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, as filed with the SEC on May 12, 2006, August 11, 2006 and November 20, 2006 respectively, and which may be further revised or supplemented in subsequent reports filed by us with the SEC. Such risk factors include, but are not limited to risks associated with: our ability to successfully reorganize under Chapter 11 of the U.S. Bankruptcy Code; our ability to comply with the covenants contained in, or the possibility of triggering a default under, our DIP financing facility; our ability to execute our business plans and objectives; our ability to retain customers, suppliers; vendors, partners and employees during our reorganization; regulatory and legal uncertainty with respect to intercarrier compensation payments received by us; the migration to broadband Internet access affecting dial-up Internet access; an increase in our network expenses; our principal competitors for local services and potential additional competitors, which may have advantages that may adversely affect our ability to compete with them.
* * * *

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PAC-WEST TELECOMM, INC. (Registrant)
Dated: April 30, 2007

	By:	/s/ Wallace W. Griffin
Wallace W. Griffin
President and Chief Executive Officer

EXHIBIT INDEX
99.1	Press Release dated April 30, 2007